GRIFFIN INSTITUTIONAL ACCESS REAL ESTATE FUND

POWER OF ATTORNEY

The undersigned, an Officer of CenterSquare Investment Management LLC ("CenterSquare" or the "Public Sub-Adviser"), the Public Sub-Adviser of GRIFFIN INSTITUTIONAL ACCESS REAL ESTATE FUND (the "Fund"), hereby constitutes and appoints Ryan Del Giudice as the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and the attorney-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in his name as an Officer of the Public Sub-Adviser of the Fund and file with the Securities and Exchange Commission (the "SEC"), pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, an SEC Form ID, Forms 3, 4 and 5 (including amendments thereto) with respect to shares of the Fund, and to deliver and file the same with all exhibits thereto, and all other documents in connection therewith, to and with the SEC.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of person(s) other than those named herein.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of August, 2020.

/s/ Michael T. Brophy
Michael T. Brophy
Chief Compliance Officer,
CenterSquare Investment Management LLC